                                                                    EXHIBIT 21.1
                     List of Subsidiaries of the Companies
                     -------------------------------------


Subsidiary                                             Jurisdiction
----------                                             ------------
Simon Property Group, L.P.                                 Delaware
SPG Realty Consultants, L.P.                               Delaware
SPG Properties, Inc.                                       Delaware
SD Property Group, Inc.                                        Ohio
The Retail Property Trust                             Massachusetts
Simon Property Group (Illinois), L.P.                      Illinois
Simon Property Group (Texas), L.P.                            Texas
Shopping Center Associates                                 New York
DeBartolo Capital Partnership                              Delaware
Simon Capital Limited Partnership                          Delaware
SDG Macerich Properties, L.P.                              Delaware
M.S. Management Associates, Inc.                           Delaware
DeBartolo Properties Management, Inc.                          Ohio
Mayflower Realty LLC                                       Delaware

     Omits names of subsidiaries which as of December 31, 1999 were not, in the aggregate, a "significant subsidiary".

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